UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

Viking Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Greenway Plaza, Suite 1100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 3, 2026, Viking Global Technologies, Inc. (formerly known as Camber Energy, Inc.) (the “Company”) issued a press release regarding the events described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously disclosed, the Company, through its indirect majority-owned subsidiary, Viking Ozone Technology, LLC (“VOT”), has been pursuing a formal attestation of conformity in France of VOT's VKIN-300 medical and bio-hazardous waste pretreatment system (the “VKIN-300 Unit”).

In January 2025, VOT shipped a VKIN-300 Unit to France to undergo testing and evaluation in connection with the French conformity assessment process. On July 1, 2025, VOT received a report from Laboratoire Hygiène Hospitalière CHU Clermont-Fd (“LHH”), an independent laboratory, concluding that testing performed in accordance with French Standard NF X 30-503-1 demonstrated that the VKIN-300 Unit met the specifications of the applicable standard, as previously reported in the Company's Current Report on Form 8-K filed on July 2, 2025.

As further disclosed in the Company's Current Report on Form 8-K filed on November 10, 2025, VOT subsequently received a favorable evaluation report from Laboratoire national de métrologie et d'essais (“LNE”), an organization approved by the French Ministry of Social Affairs and Health to issue attestations of conformity for disinfection pretreatment appliances. LNE also confirmed that VOT's application was complete, satisfactory and compliant with the applicable requirements. At that time, formal issuance of the attestation remained subject to amendments to the relevant French regulatory framework.

Following the adoption of an amendment dated September 15, 2026 to the French regulations governing the pretreatment by disinfection of infectious healthcare waste, incorporating the updated French Standard NF X 30-503-1:2024, LNE completed the conformity assessment process.

On October 28, 2026, VOT received formal notification from LNE confirming the issuance of Attestation of Conformity No. 41506-0 for the VKIN 300 SD disinfection pretreatment unit (the “Attestation”).

The Attestation confirms that the equipment described in the applicable technical dossier and evaluation report complies with the regulatory and normative requirements identified in the Attestation, including French Standard NF X 30-503-1:2024 and the applicable French regulatory framework governing the pretreatment by disinfection of infectious healthcare waste.

The Attestation identifies VOT as the holder, BOX 03 SARL as its authorized representative in France, and ozone as the disinfection technology utilized by the certified equipment. The Attestation specifies disinfection parameters of ozone exposure at a minimum average concentration of 3,500 ppm per 45-minute cycle. The Attestation was issued effective October 28, 2026 and is valid through October 27, 2031; it may be renewed only once, and its validity may be called into question if the applicable product requirements change or if modifications are made to the certified equipment, in each case in accordance with the LNE reference framework.

In connection with the issuance of the Attestation, LNE also provided an evaluation report dated October 28, 2026 (the “Evaluation Report”), which concluded that the equipment described in the application file complies with the applicable requirements.

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The Company believes the issuance of the Attestation represents a significant regulatory milestone in VOT's efforts to commercialize the VKIN-300 technology in France and potentially in other international markets. The Attestation relates only to the VKIN 300 SD equipment configuration and the applicable French requirements, and does not constitute regulatory approval in any other jurisdiction. Commercial deployment may remain subject to additional regulatory, site-specific, installation, operating or other approvals, as applicable, as well as financing, manufacturing capacity and customer demand, and there can be no assurance that the Attestation will result in commercial sales or revenues.

Copies of the Attestation and the Evaluation Report are filed as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K (together with English translations, as required by Rule 306 of Regulation S-T) and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such documents.

Statements in this Item 8.01 regarding the anticipated benefits of the Attestation, commercialization and international market opportunities are forward-looking statements and are subject to risks and uncertainties, including those in the Company’s most recent Annual Report on Form 10-K and subsequent SEC filings. The Company undertakes no obligation to update these statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 3, 2026.
99.2	LNE Attestation of Conformity No. 41506-0, dated October 28, 2026 (including English translation).
99.3	LNE Evaluation Report No. P255031/1, dated October 28, 2026 (English translation).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING GLOBAL TECHNOLOGIES, INC.

Date: November 3, 2026	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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